Exhibit 2.3
[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

SECOND AMENDMENT
TO
AGREEMENT TO FORM JOINT VENTURE

    THIS SECOND AMENDMENT TO AGREEMENT TO FORM JOINT VENTURE, dated as of November 29, 2016 (this “Amendment”), is entered into by and between THE TORO COMPANY, a Delaware corporation (“Toro”), and TCF INVENTORY FINANCE, INC., a Minnesota corporation (“TCFIF”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the JV Agreement (as hereinafter defined).

RECITALS

A.    Toro and TCFIF are parties to that certain Agreement to Form Joint Venture, made and entered into as of August 12, 2009, as amended by the First Amendment to Agreement to Form Joint Venture dated as of June 6, 2012 (as so amended, the “JV Agreement”).
B.    The parties hereto have agreed to amend the JV Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.
(a)    Changes to Definitions.
(i)    The definition of “Lawn and Garden Products” in Section 1.1 of the JV Agreement is amended and restated in its entirety as follows:
“‘Lawn and Garden Products’ means any one or more of the following: walk power mowers, lawn and garden tractors, zero-turn mowers, mid-size walk-behind and stand-on mowers, large reel and riding rotary mowers, riding and walk-behind mowers for putting greens, snow blowers, debris blowers, trimmers, tillers, sweepers and vacuums, aerators, walk-behind trenchers, turf cultivation equipment, turf sprayer equipment, compact utility loaders, golf course bunker maintenance equipment, irrigation systems, utility vehicles for golf courses, lighting products, snow and ice management products and parts and accessories for any of the foregoing.”

(ii)    The following defined term is added to Section 1.1 of the JV Agreement so that it appears in alphabetical order:
“Second Additional Exclusivity Incentive Payment” is defined in Section 2.15(c).”

(b)    Insurance. Section 2.4(b) of the JV Agreement is amended and restated in its entirety as follows:
“(b)    If TCFIF has single interest insurance coverage, TCFIF shall arrange for the extension of such single interest insurance coverage to Red Iron’s business. The costs for the extension of TCFIF’s single interest insurance, if any, to Red Iron’s business shall be charged to Red Iron.”

(c)    Additional Exclusivity Incentive Payment. The last paragraph of Section 2.15(b) of the JV Agreement is amended and restated in its entirety as follows:

“Such Additional Exclusivity Incentive Payment will be payable in consideration of the continued exclusive relationships among TCFIF, Toro and Red Iron, as described in Section 2.8 hereof, from which TCFIF will continue to derive substantial benefit. The parties agree that the Additional Exclusivity Incentive Payment is between TCFIF and Toro and shall not be charged as an expense to Red Iron.”
(d)    Second Additional Exclusivity Incentive Payment. The following is added as a new Section 2.15(c) of the JV Agreement:
“(c) Second Additional Exclusivity Incentive Payment. On November 30, 2016, TCFIF shall pay to Toro a Second Additional Exclusivity Incentive Payment (as defined herein). “Second Additional Exclusivity Incentive Payment” shall mean an amount equal to [***].

Such Second Additional Exclusivity Incentive Payment will be payable in consideration of the continued exclusive relationships among TCFIF, Toro and Red Iron, as described in Section 2.8 hereof, from which TCFIF will continue to derive substantial benefit. If Red Iron shall be dissolved prior to October 31, 2024 pursuant to Section 10.01(a) of the LLC Agreement (with respect to Toro) or pursuant to TCFIF Sub’s election pursuant to Sections 10.01(c), (d), (e), (i), or (j) of the LLC Agreement, then Toro shall remit to TCFIF an amount equal to the product of (i) the Second Additional Exclusivity Incentive Payment multiplied by (ii) a fraction, the numerator of which shall be the number of days from the date of dissolution through October 31, 2024, and the denominator of which shall be the total number of days from November 1, 2016 through October 31, 2024. The parties agree that the Second Additional Exclusivity Incentive Payment is between TCFIF and Toro and shall not be charged as an expense to Red Iron.”

(e)    Notices. Section 7.2 of the JV Agreement is amended and restated in its entirety as follows:
“7.2    Notices. Notices and all other communication provided for herein shall be in writing and shall be deemed to have been given to a Party at the earlier of (a) when personally delivered or (b) one business day after deposit with a national overnight courier service; in each case addressed as follows:

If to TCFIF:         TCF Inventory Finance, Inc.
            1475 E. Woodfield Road, Suite 1100
            Schaumburg, IL 60173
            Attention: Chief Legal Counsel

            With copies to:

            TCF National Bank
            200 E. Lake Street
            Wayzata, MN 55391
            Attention: General Counsel

            and

            Faegre Baker Daniels LLP
            2200 Wells Fargo Center
            90 South Seventh Street
            Minneapolis, MN 55402
            Attention: Kate Sherburne

If to Toro:        The Toro Company
            8111 Lyndale Avenue South
            Bloomington, MN 55420
            Attention: Treasurer

            With copies to:

            The Toro Company
            8111 Lyndale Avenue South
            Bloomington, MN 55420
            Attention: General Counsel

and

            Fox Rothschild LLP
            Campbell Mithun Tower – Suite 2000
            222 South Ninth St.
            Minneapolis, MN 55402
            Attention: C. Robert Beattie, Esq.

or to such other address as either Party hereto may have furnished to the other Party hereto in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.”

2.    Affirmation of JV Agreement; Further References. The parties hereto each acknowledge and affirm that the JV Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the JV Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the JV Agreement (including references in the JV Agreement to the terms thereof) are hereby amended to refer to the JV Agreement as amended through this Amendment.

3.    Entire Agreement. This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties hereto and their respective Affiliates with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties hereto and their respective Affiliates pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.
4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                    THE TORO COMPANY

                    By:     /s/ Renee J. Peterson
                    Name: Renee J. Peterson
Its: Vice President, Treasurer and Chief Financial Officer

                    TCF INVENTORY FINANCE, INC.

                    By:     /s/ Rosario A. Perrelli
                    Name: Rosario A. Perrelli
                    Its: Chief Executive Officer and President

(Signature Page to Second Amendment to Agreement to Form Joint Venture)